Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

News Release

Investor Relations Contact: Claire McAdams Headgate Partners LLC 530.274.0551, 530.274.0531 fax email: claire@headgatepartners.com	Company Contact: Dan Choy Nanometrics Incorporated 408.545.6000, 408.232.5910 fax email: dchoy@nanometrics.com

Nanometrics Reports Financial Results for the Second Quarter of 2007

Record Revenues, Operating Profitability for First Time in Nine Quarters, Cash Increases 67%

Board Authorizes Stock Repurchase of Up to $4 Million

MILPITAS, California, August 1, 2007—Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced metrology equipment to the semiconductor industry, today announced its financial results for the second quarter ended June 30, 2007.

Revenues for the second quarter were a record $37.3 million, up slightly compared to first quarter 2007 revenues of $37.1 million and representing a 60 percent increase over revenues of $23.4 million for the second quarter of 2006. Net loss for the second quarter of 2007 was $130,000, or $0.01 per share. This compares to a net loss of $4.6 million, or $0.26 per share, for the first quarter of 2007 and a net loss of $2.2 million, or $0.16 per share, for the second quarter of 2006.

Second quarter 2007 operating income of $0.3 million includes non-cash charges of $1.7 million for amortization of acquired intangible assets and $0.6 million for stock-based compensation expenses.

“I’m very pleased to be announcing Nanometrics’ first quarter of operating profitability in more than two years,” commented Bruce C. Rhine, chief executive officer of Nanometrics. “This quarter our team made profitability, cash flow and predictability our top priorities. While we ended the quarter with a net loss on a GAAP basis, we made progress towards our goals – record revenues overall, record revenues in integrated metrology, a significant gross margin improvement and a $6.2 million increase in our cash balance. We also reduced general and administrative expenses by over 30% and are now running very close to our target model for total operating expenses as a percentage of revenue. In addition, our Board of Directors has authorized a stock repurchase program of up to $4 million. I’d like to especially thank our team for rolling up their sleeves and completing most of the integration work from last year’s acquisitions. While we have turned around performance, we still have a ways to go in achieving our goals moving forward.”

Conference Call Details

A conference call to discuss the second quarter 2007 results will be held tomorrow, August 2nd, 2007, at 10:00 a.m. Eastern Daylight Time (7:00 a.m. PDT). To participate in the conference call, the dial-in numbers are 888-713-4215 for domestic callers and 617-213-4867 for international callers. The passcode is 62741640. If you are unable to participate during the live conference call, a webcast will be made available on the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics standalone and integrated metrology systems measure various thin film properties, critical dimensions, overlay control and optical, electrical and material properties, including the structural composition of silicon and compound semiconductor devices, during various steps of the manufacturing process. These systems enable semiconductor manufacturers to improve yields, increase productivity and lower their manufacturing costs. The Company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected results for its most recently completed fiscal quarter, which remain subject to adjustment in connection with the preparation of Nanometrics’ audited financial statements, its planned stock repurchase program, as well as statements made by Mr. Rhine concerning the Company’s financial prospects. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Other factors that may impact reported results include challenges in integrating the operations of companies Nanometrics has acquired. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

(Unaudited)

	June 30, 2007	December 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$15,387	$7,957
Accounts receivable, net of allowances of $573 and $841	27,056	24,888
Inventories	33,118	43,601
Prepaid expenses and other	4,279	3,639
Assets held for sale	1,890	—

Total current assets	81,730	80,085
Property, plant and equipment, net	46,479	43,294
Goodwill	54,922	55,217
Intangible assets, net	24,370	27,583
Other assets	1,643	1,985

Total assets	$209,144	$208,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,245	$9,155
Accounts payable to related party	—	181
Accrued payroll and related expenses	5,489	5,227
Deferred revenue and product margin	4,958	6,239
Other current liabilities	9,577	8,381
Income taxes payable	390	695
Current portion of debt obligations	1,311	486

Total current liabilities	32,970	30,364
Deferred income taxes	1,553	1,848
Debt obligations	205	1,321

Total liabilities	34,728	33,533
Stockholders’ equity
Common stock, $ 0.001 par value; 47,000,000 shares authorized; and; 18,646,733 and 18,141,589, respectively, outstanding	19	18
Additional paid-in capital	186,531	182,096
Accumulated deficit	(14,650)	(9,909)
Accumulated other comprehensive income	2,516	2,426

Total stockholders’ equity	174,416	174,631

Total liabilities and stockholders’ equity	$209,144	$208,164

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net revenues:
Products	$32,732	$20,121	$65,258	$36,093
Service	4,603	3,277	9,192	6,273

Total net revenues	37,335	23,398	74,450	42,366

Costs of revenues:
Products	16,372	10,628	33,855	18,470
Service	4,839	4,026	10,668	6,560

Total costs of net revenues	21,211	14,654	44,523	25,030

Gross profit	16,124	8,744	29,927	17,336
Operating expenses:
Research and development	4,739	3,062	9,325	5,590
Selling	4,668	3,865	10,033	6,955
General and administrative	4,762	4,306	11,755	8,856
Amortization of intangible assets	1,663	159	3,212	238

Total operating expenses	15,832	11,392	34,325	21,639

Income (loss) from operations	292	(2,648)	(4,398)	(4,303)
Other income (expense):
Interest income	29	299	52	631
Interest expense	(46)	(18)	(85)	(31)
Other, net	(541)	238	(422)	273

Total other income (expense), net	(558)	519	(455)	873

Loss before provision for income taxes	(266)	(2,129)	(4,853)	(3,430)
Provision (benefit) for income taxes	(136)	27	(112)	48

Net loss	$(130)	$(2,156)	$(4,741)	$(3,478)

Net loss per share:
Basic	$(0.01)	$(0.16)	$(0.27)	$(0.27)

Diluted	$(0.01)	$(0.16)	$(0.27)	$(0.27)

Shares used in per share computation:
Basic	17,857	13,088	17,758	13,053

Diluted	17,857	13,088	17,758	13,053